UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

15505 Wright Brothers Drive
Addison, Texas		75001
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Wingstop Inc. (the “Company”) 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) held on May 23, 2024 (the “Effective Date”), the stockholders of the Company approved the Wingstop Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”), which replaces the Wingstop Inc. 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”). The Company’s board of directors (the “Board”) unanimously approved the 2024 Plan on March 7, 2024, subject to stockholder approval. The results of the stockholder vote on the 2024 Plan are set forth below under Item 5.07 of this Current Report on Form 8-K.
The 2024 Plan authorizes the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other stock-based awards to eligible employees, advisors and consultants and non-employee directors. Subject to adjustment as provided in the 2024 Plan, the 2024 Plan will allow the issuance of up to (i) 475,000 shares of the Company’s common stock, plus (ii) the number of shares of Company common stock that remain available for issuance under the 2015 Plan immediately prior to the Effective Date, plus (iii) the number of shares of Company common stock underlying any equity awards previously granted under the 2015 Plan as of the Effective Date that, on or after the Effective Date, are settled in cash, expire or are otherwise terminated without having been fully exercised, vested or satisfied, or repurchased, as applicable. As of the Effective Date, the Company will no longer grant awards under the 2015 Plan; however, any awards outstanding under the 2015 Plan will continue to remain outstanding and subject to the terms of the 2015 Plan and applicable award agreements.
Further description of the 2024 Plan is contained in “Proposal 5 – Approval of the Wingstop Inc. 2024 Omnibus Incentive Plan” in the Company’s Proxy Statement dated April 4, 2024 and is incorporated herein by reference. The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Plan attached as Exhibit 10.1 hereto.
Copies of the form of service-based restricted stock unit award agreement, performance-based restricted stock unit award agreement, restricted stock award agreement and option award agreement under the 2024 Plan are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 23, 2024, the Company held its 2024 Annual Meeting, at which the following proposals were voted upon:
Proposal 1: Election of Directors
Each director nominee was elected to the Board for a three-year term expiring at the annual meeting of stockholders to be held in 2027 and received the votes set forth below:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Kate S. Lavelle	19,914,449.71	5,804,383.00	1,049,433.00
Kilandigalu (Kay) M. Madati	20,039,059.99	5,679,772.72	1,049,433.00
Michael J. Skipworth	20,151,902.99	5,566,929.72	1,049,433.00
Proposal 2: Ratification of the appointment of KPMG LLP
The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2024 was approved by the following vote:

Votes Cast For	Votes Cast Against	Abstentions
26,707,894.61	10,193.72	50,177.38

Proposal 3: Advisory vote to approve executive compensation
The compensation of the Company’s named executive officers was approved, on an advisory basis, as set forth below:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
24,727,897.35	960,075.00	41,227.36	1,039,066.00
Proposal 4: Advisory vote to approve the frequency of future advisory votes to approve executive compensation
The majority of the shares represented selected “1 Year” as the frequency of future advisory votes to approve executive compensation. In light of the results of the advisory vote, the Company will continue to hold an advisory Say-on-Pay vote annually until the next stockholder vote on the frequency of future advisory votes to approve executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
25,115,363.89	1,795.00	587,742.00	24,298.82	1,039,066.00
Proposal 5: Approval of the Wingstop Inc. 2024 Omnibus Incentive Plan
The Wingstop Inc. 2024 Omnibus Incentive Plan was approved by the following vote:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
23,358,616.35	2,340,738.00	29,845.36	1,039,066.00
Proposal 6: Stockholder Proposal regarding greenhouse gas emissions reporting and goals
The stockholder proposal regarding greenhouse gas emissions reporting and goals received the votes set forth below:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
13,295,633.41	12,186,308.30	247,259.00	1,039,065.00

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Wingstop Inc. 2024 Omnibus Incentive Plan
10.2	Form of Service-based Restricted Stock Unit Award Agreement under the Wingstop Inc. 2024 Omnibus Incentive Plan
10.3	Form of Performance-based Restricted Stock Unit Award Agreement under the Wingstop Inc. 2024 Omnibus Incentive Plan
10.4	Form of Restricted Stock Award Agreement under the Wingstop Inc. 2024 Omnibus Incentive Plan
10.5	Form of Option Award Agreement under the Wingstop Inc. 2024 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	May 23, 2024	By:	/s/ Albert G. McGrath
Senior Vice President